Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Donated	Price Per Security($)	Date of Donation

Knighted Pastures, LLC

Donation of Common Stock	1,600,000	0.00	08/28/2025
Donation of Common Stock	3,800,000	0.00	08/29/2025
Donation of Common Stock	701,648	0.00	08/29/2025
Donation of Common Stock	645,000	0.00	08/29/2025
Donation of Common Stock	579,622	0.00	08/29/2025
Donation of Common Stock	450,000	0.00	08/29/2025
Donation of Common Stock	30,000	0.00	08/29/2025
Donation of Common Stock	30,000	0.00	08/29/2025
Donation of Common Stock	30,000	0.00	08/29/2025
Donation of Common Stock	550,000	0.00	08/29/2025
Donation of Common Stock	30,000	0.00	08/29/2025
Donation of Common Stock	160,000	0.00	08/29/2025
Donation of Common Stock	300,000	0.00	08/29/2025

Roy Choi

Donation of Common Stock	668,848	0.00	08/29/2025
Donation of Common Stock	200,000	0.00	08/29/2025
Donation of Common Stock	150,000	0.00	08/29/2025
Donation of Common Stock	161,305	0.00	08/29/2025